                                                                  Exhibit 10.24


                           BLOCKED ACCOUNT AGREEMENT

                  THIS BLOCKED ACCOUNT AGREEMENT, dated as of June 8, 2001 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), is by and between AMERICAN HOMEPATIENT, INC., a Delaware corporation (the "BORROWER") and BANKERS TRUST COMPANY, as Agent (the "AGENT") for the Lenders (as defined below).

                                  WITNESSETH:

                  WHEREAS, the Borrower is a party to that certain Fifth Amended and Restated Credit Agreement, dated as of May 25, 2001 (as amended, supplemented or otherwise modified to the date hereof or from time to time hereafter, the "CREDIT AGREEMENT"), with the various financial institutions that are or may from time to time become parties thereto (the "LENDERS"), and the Agent;

                  WHEREAS, pursuant to the Credit Agreement, the Borrower and the Agent are parties to that certain Borrower Security Agreement, dated as of October 20, 1994 (as it may be amended, supplemented or otherwise modified from time to time hereafter, the "BORROWER SECURITY AGREEMENT");

                  WHEREAS, pursuant to the Borrower Security Agreement, the Borrower, among other things, granted to the Agent, for the benefit of the Lenders, a continuing security interest in all of the Borrower's right, title, and interest in and to all deposit accounts and all amounts from time to time deposited therein;

                  WHEREAS, pursuant to the Borrower Security Agreement, the Borrower, among other things, granted to the Agent, for the benefit of the Lenders, a continuing security interest in all present and future accounts, contract rights, other payment rights of any kind, instruments, documents, chattel paper and general intangibles of the Borrower, and all proceeds thereof, that may from time to time be deposited in any deposit account;

                  WHEREAS, pursuant to the Borrower Security Agreement, the Borrower, among other things, granted to the Agent, for the benefit of the Lenders, a continuing security interest in all general intangibles, including, without limitation, all rights to payment and all proceeds thereof;

                  WHEREAS, pursuant to Section 8.05(vi) of the Credit Agreement, Borrower is permitted to invest in cash equivalents, as defined in
Schedule I attached hereto ("CASH EQUIVALENTS");

                  WHEREAS, the Borrower, the Agent, and PNC Bank, National Association are parties to that certain Concentration Bank Agreement dated as of June 8, 2001 (as it may be amended, supplemented or otherwise modified, the "CONCENTRATION BANK AGREEMENT") pursuant to which the Borrower maintains a concentration account (the "CONCENTRATION ACCOUNT") into which proceeds of Accounts Receivable contained in accounts maintained with certain collection banks pursuant to the terms of Collection Bank Agreements are swept; and


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                  WHEREAS, pursuant to the terms of the Concentration Bank
Agreement, the Concentration Bank has agreed to deposit in an account maintained by Borrower with Agent (the "SWEEP ACCOUNT") certain funds in the Concentration Account at the end of each Business Day.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                  SECTION 1. Definitions. Capitalized terms used herein without definition that are defined in or have reference in, the Borrower Security Agreement or the Credit Agreement shall have the meanings specified therein. Undefined terms that are defined in the Uniform Commercial Code, as it is currently enacted or may hereafter be amended, in the applicable jurisdiction or jurisdictions shall have the meanings set forth therein.

                  SECTION 2. Security Interest and Notice and Acknowledgement Thereof.

                  (a) To secure the due and punctual payment and performance of the Secured Obligations, the Borrower hereby reaffirms and ratifies its assignment and grant, and hereby further assigns and grants, to the Agent, for the benefit of the Lenders, a security interest in and a lien upon all of the Borrower's right, title, and interest now or hereafter acquired in and to (i) the Sweep Account, including all funds and assets from time to time on deposit therein and all contract rights, claims, choses in action and privileges in respect of the Sweep Account; (ii) all investment property and financial assets ("FINANCIAL ASSETS") and all contract rights, claims, choses in action and privileges in respect thereof, including, without limitation, all investments made with funds in the Sweep Account or any proceeds thereof; and
(iii) all other deposit accounts located at the Agent into which funds in the Sweep Account may from time to time be transferred and all deposit accounts otherwise located at the Agent (the "DEPOSIT ACCOUNTS").

                  (b) The Agent and the Borrower agree that all checks, money orders, and other evidences of payment may be deposited in the Sweep Account without the Borrower's endorsement.

                  (c) The Borrower hereby agrees that the Agent may direct the disposition of the funds contained in the Sweep Account or any other Deposit Account maintained by the Borrower with the Agent, in accordance with the terms and conditions of this Agreement, without further consent by the Borrower.

                  (d) The Agent hereby agrees to establish a liquidity management sub account within the Sweep Account (the "LIQUIDITY MANAGEMENT SUB ACCOUNT") for the purpose of automatically sweeping excess balances into overnight investments in Cash Equivalents, after any payments required to be made to Agent pursuant to Section 4(d). The Liquidity Management Sub Account is and shall be a part of the Sweep Account and all references herein to the Sweep Account shall include the Liquidity Management Sub Account.

                  (e) Borrower hereby agrees to execute such financing statements and other documents as the Agent may reasonably request to perfect the security interest reaffirmed and granted to the Agent, for the benefit of Lenders, pursuant to this Agreement.


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


                  SECTION 3.        Accounts.

                  (a) The Borrower may not, and Borrower may not permit any Subsidiary to, without the prior written consent of the Agent (i) close the Sweep Account, (ii) establish any new accounts for the transfer of funds from the Concentration Account as provided in the Concentration Bank Agreement, or
(iii) establish any account for the purpose of making investments in Cash Equivalents from the proceeds of funds from the Sweep Account after the date hereof, other than the Liquidity Management Sub Account.

                  (b) The Borrower shall not deposit funds from any source other than the Concentration Account, proceeds of Accounts Receivable, proceeds from the sale or other disposition of investments in the Liquidity Management Sub Account or interest or dividend payments on investments in the Liquidity Management Sub Account.

                  SECTION 4.        Irrevocable Direction to Transfer Funds;
Access to Transfers.

                  (a) Pursuant to the Concentration Bank Agreement, the Borrower and certain of the Borrower's Subsidiaries irrevocably directed the Concentration Bank to transfer to Agent at least once each Business Day all Collected Funds equal to the difference between (i) all amounts in the Concentration Account at the end of each Business Day prior to any automatic sweep of excess cash balances into overnight investments, and (ii) $3,000,000. "Collected Funds" means funds in the Concentration Account which are not subject to hold for uncollected funds pursuant to Federal Reserve Regulation CC or the Concentration Bank's customary procedures.

                  (b)      Following the giving of the Notice described in
Section 5 and until such Notice is revoked, the Borrower authorizes the Agent to withdraw amounts from, to draw upon, or to otherwise exercise any powers with respect to, the Sweep Account, any Deposit Account at the Agent, and with respect to any such account, the funds deposited therein, without further consent of the Borrower.

                  (c) Subject to Section 4(b), funds deposited into the Sweep Account may be withdrawn by Borrower, subject to the Agent's funds availability schedule in effect at such time, at any time or from time to time, provided that such funds are transferred to (i) the Liquidity Management Sub-Account, (ii) zero balance Deposit Accounts maintained by PNC Bank, National Association for Borrower for the purposes of paying payroll checks and accounts payable of Borrower, or (iii) Agent for disbursement to Lenders.

                  (d)      After giving of the Notice in accordance with
Section 5 and prior to the revocation of such Notice, the Borrower agrees that all funds deposited in the Sweep Account from time to time shall be held by the Agent on behalf of the Lenders, shall be the property of the Agent, on behalf of the Lenders, and may be withdrawn from time to time by the Agent, and the Borrower shall have no further authority to withdraw any amount from, to draw upon, or to otherwise exercise any powers as depositor or owner with respect to the Sweep Account and the funds deposited therein. After giving of the Notice in accordance with Section 5 and prior to the revocation of such Notice, the Borrower shall not give any instructions to change the authorized signatories on the Sweep Account unless such instructions are given, or approved, in writing by the Agent.


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


                  (e) The Borrower hereby acknowledges and agrees that the authorizations hereunder are powers coupled with an interest.

                  SECTION 5. Notice. Upon and after written notice (the "NOTICE") from Required Lenders to the Agent that an Event of Default has occurred and is continuing under the Credit Agreement and that the provisions of this Section 5 shall be in effect until receipt of written notice from the Required Lenders revoking such Notice:

                  (a) The Agent may cease honoring all drafts, demands, withdrawal requests, entitlement orders, remittance instructions or other instructions by the Borrower with respect to the Sweep Account or any other Deposit Account made after receipt of the Notice.

                  (b) The Agent will hold solely on behalf of the Lenders, all funds that may be on deposit in the Sweep Account or any other Deposit Account at the time the Notice is given and all funds thereafter deposited into the Sweep Account or any other Deposit Account, and may thereafter withdraw funds therefrom as provided in Section 4(d). All amounts paid to the Agent pursuant to Section 4(d) shall be applied by the Agent in accordance with the provisions of the Credit Agreement.

                  (c) The Borrower hereby acknowledges and agrees that the authorizations hereunder are powers coupled with an interest.

                  SECTION 6. Fees and Expenses; Set-Off. In addition to the rights of Agent and Lenders under the Credit Agreement, the Agent shall have the right at any time to set-off against and withdraw funds from the Sweep Account or other Deposit Account for any of the following: (i) items credited to the Concentration Account in error or which were unpaid for any reason, (ii) overdrafts created on related accounts of the Borrower, (iii) adjustments and corrections in respect of transactions in the Sweep Account or other Deposit Account, (iv) fees and expenses due Agent, and (v) any of the Obligations owed to it or any Lender. If there are insufficient Collected Funds in the Sweep Account to cover the amount of any returned check or other adjustment or correction to be debited thereto, the Borrower shall be responsible for repaying the Agent the amount of such debit immediately upon demand. All expenses for the maintenance of the Sweep Account or any other Deposit Account and all expenses arising under this Agreement not paid as provided above are the responsibility of the Borrower.

                  SECTION 7. Additional Agreements and Documents. The Borrower agrees to execute and deliver such other agreements and documents as the Agent may reasonably request, in form and substance reasonably satisfactory to the Agent, to carry out or to confirm the provisions of this Agreement.

                  SECTION 8.        Procedures.

                  (a) Agent will follow its customary procedures for determining whether or not to honor any checks, drafts or other payment requests drawn on or with respect to the Sweep Account or any other Deposit Account. Any electronic funds transfers (wire, automated clearing house, etc.) to or from the Sweep Account or any other Deposit Account will be subject to the terms and conditions of Agent's standard agreements for such services, as in effect and as amended from time to time. In the event of any conflict between the terms and conditions of such agreements and those of this Agreement, then the terms of this Agreement shall control.


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


                  (b) Agent may rely, and shall be protected in acting or refraining from acting, upon any notice (including but not limited to electronically confirmed facsimiles of such notice) believed by Agent to be genuine and to have been given by the proper party or parties.

                  (c) If the Borrower becomes subject to a voluntary or involuntary proceeding under the United States Bankruptcy Code, Agent shall have the right to place a hold on funds deposited in the Sweep Account or other Deposit Account until such time as Agent receives an appropriate order from a court of competent jurisdiction or other assurances satisfactory to it establishing that such notice may be effectuated and/or funds may continue to be disbursed according to the instructions contained in this Agreement. In addition, if an Event of Default has occurred and is continuing, Agent shall have the right to place a hold on funds deposited in the Sweep Account or other Deposit Account located at the Agent pending receipt of instructions from Required Lenders.

                  SECTION 9. Remedies Cumulative, etc. The rights, remedies, and benefits of the Agent herein provided are cumulative and not exclusive of any other rights, remedies, or benefits that the Agent may have under this Agreement, the Concentration Bank Agreement, the Borrower Security Agreement, the Credit Agreement, any other Credit Document, or at law, in equity, by statute, or otherwise.

                  SECTION 10. No Delay; Waiver, etc. No delay or failure on the part of the Agent in exercising and no course of dealing with respect to, any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any power or rights hereunder preclude other or further exercise thereof or the exercise of any other power or right.

                  SECTION 11. Modification.No modification, amendment, or waiver of any provision of this Agreement nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and, if an amendment or modification, the Borrower, and then such modification, amendment, waiver, or consent shall be effective only in the specific instance and for the purpose for which it is given. No notice to or demand on the Borrower in any case shall entitle it to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 12. Notices. All notices or demands by any party on the other relating to this Agreement shall be in writing. Notices shall be deemed received within five Business Days after being deposited in a United States Postal Service letter box, postage prepaid, properly addressed to the Borrower or the Agent, subject to the earlier receipt thereof as described in Section 5. Notices may also effectively be given by telecopy machine, if the party to whom the notice is being sent has such a device in its office, provided a complete copy of any notice so transmitted shall also be mailed in the same manner as required for a mailed notice. Notices may also be delivered by courier or otherwise personally delivered. Such notices shall be deemed effective upon receipt. All notices shall be sent to the addresses or numbers set forth on the signature pages hereof or to such other person or address as any party shall designate to the other from time to time in writing.


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                  SECTION 13.       Limitation of Liability.

                  (a) The Agent shall not be liable to the Borrower or the Lenders for any expense, claim, loss, damage or cost ("DAMAGES") arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting gross negligence or willful misconduct.

                  (b) In no event shall the Agent be liable for any special, indirect, exemplary or consequential damages, including, but not limited to, lost profits, even if advised of the possibility or likelihood of such damages.

                  (c) The Agent shall be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of the Agent, if (i) such failure or delay is caused by circumstances beyond the Agent's reasonable control, including, but not limited to, legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private common carrier communications or transmission facilities, equipment failure, or act, negligence or the breach by the Borrower of any of its obligations hereunder, or (ii) such failure or delay resulting from the Agent's reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

                  (d) Notwithstanding any of the other provisions of this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against the Borrower, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against the Borrower, the Agent may act reasonably to comply with all applicable provisions of governing statutes and neither the Borrower nor any Lender shall assert any claim against the Agent for doing so.

                  SECTION 14. Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. The Borrower hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the Borrower at its address specified on the signature pages hereof, such service being hereby acknowledged by the Borrower to be sufficient for personal jurisdiction in any action against the Borrower in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Agent to bring proceedings against the Borrower in the courts of any other jurisdiction.


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                  SECTION 15.       Waiver of Jury Trial. EACH OF THE PARTIES
TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each of the parties to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each other party already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each of the parties to this Agreement further warrants and represents that it reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                  SECTION 16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UNIFORM COMMERCIAL CODE, AS IT IS CURRENTLY ENACTED OR HEREAFTER MAY BE AMENDED, PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST IN THE SWEEP ACCOUNT HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF THE SWEEP ACCOUNT ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK .

                  SECTION 17. Successors and Assigns. Whenever in this Agreement reference is made to any of the parties hereto, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises, and agreements by or on behalf of the Borrower or by and on behalf of the Agent shall bind and inure to the benefit of the successors and assigns of the Borrower, the Agent, and the Lenders.

                  SECTION 18. Execution in Counterparts. This Agreement may be executed via facsimile and in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. The Borrower and the Agent each hereby acknowledges receipt of a true, correct, and complete counterpart of this Agreement.

                  SECTION 19. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.


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                  SECTION 20.       Termination. This Agreement shall terminate
upon payment in full of all monetary obligations of the Borrower under the Credit Agreement and the termination of the commitments thereunder .

                  SECTION 21. Headings. The section headings in this Agreement are inserted for convenience of reference and shall not be considered a part of this Agreement or used in its interpretation.

                  SECTION 22. Agreement Duly Authorized. All parties hereto represent and warrant that they have taken all actions and obtained all authorizations, consents and approvals as are conditions precedent to their authority to execute this Agreement.

                  SECTION 23. Indemnity. The Borrower agrees to indemnify, defend and hold harmless Agent and its affiliates, directors, officers, employees, agents, successors and assigns (each an "INDEMNITEE") from and against any and all liabilities, losses, claims, damages, demands, costs and expenses of every kind (including but not limited to costs incurred as a result of items being deposited in the Sweep Account and being unpaid for any reason, reasonable attorneys' fees and the reasonable charges of Agent's in-house counsel) incurred or sustained by any Indemnitee arising out of Agent's performance of the services contemplated by this Agreement, except to the extent such liabilities, losses, claims, damages, demands, costs and expenses are the direct result of Agent's gross negligence or willful misconduct. Compliance by Agent with its standard procedures for the services provided hereunder in all material respects shall be deemed to be the exercise of ordinary care by Agent, provided that such standard procedures comply with all provisions of applicable law and good banking practices. The provisions of this Section shall survive termination of the Sweep Account. To the extent that the undertaking to indemnify and hold harmless set forth in this Section may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. Each Indemnitee, as soon as reasonably practicable, shall notify the Borrower of the commencement of any legal proceeding by a third Person under which any indemnified liability might arise. The Borrower shall have the option to participate in the defense of all claims under which any indemnified liability might arise, but the Borrower shall not have the option to compel any Indemnitee to employ counsel not of the Indemnitee's choosing.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.


Address:                                     AMERICAN HOMEPATIENT, INC.,
                                             a Delaware corporation
5200 Maryland Way, Suite 400
Brentwood, Tennessee 37027
Attention:  Marilyn A. O'Hara
Telephone: (615) 221-8884
Telecopy:  (615) 373-1947
E-Mail:                                      By:
                                                -------------------------------
                                                Name:
                                                Title:


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


Address:                                     BANKERS TRUST COMPANY,
                                             as Agent
130 Liberty Street, 28th Floor
New York, New York 10006
Attention:  Silvia L. Spear
Telephone:  (212) 250-5089
Telecopy:  (212) 250-6314
E-Mail: silvia-l.spear@db.com                By:
                                                -------------------------------
                                                Name:
                                                Title:


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                                   SCHEDULE I

                         DEFINITION OF CASH EQUIVALENTS

                  "CASH EQUIVALENTS" means, as at any date of determination,
(i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund as regulated by Rule 2a-7 under the Investment Company Act of 1940 that (a) has a net asset value which remains a constant $1.00 per share, (b) has net assets of not less than $500,000,000, and (c) has the highest rating then obtainable from either S&P or Moody's.


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